AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 17, 1997.

SECOND: This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

THIRD: This Amended and Restated Certificate of Incorporation shall become effective as of 12:00 p.m. (noon), Eastern Time, on May 4, 2018.

FOURTH: The Certificate of Incorporation of the Corporation shall be amended and restated in full as follows:

ARTICLE I

The name of the Corporation is Fusion Connect, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 9 E. Loockerman Street, Suite 311, Dover, Delaware 19901, in the County of Kent. The name of the Corporation’s registered agent at such address is Registered Agent Solutions, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

ARTICLE IV

Section 4.1 Authorized Capital Stock. The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 160,000,000 shares, consisting of 150,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share.

Section 4.2 Preferred Stock. The Preferred Stock may be issued in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

the voting powers, if any, and whether such voting powers are full or limited in such series;

the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

the provisions, if any, of a sinking fund applicable to such series; and

any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).

The powers, designations and preferences and the relative, participating, optional and other special rights of the shares of Series A-1 Cumulative Convertible Preferred Stock of the Corporation, and the qualifications, limitations and restrictions thereof, are attached hereto as Annex A and incorporated herein by reference.

The powers, designations and preferences and the relative, participating, optional and other special rights of the shares of Series A-2 Cumulative Convertible Preferred Stock of the Corporation, and the qualifications, limitations and restrictions thereof, are attached hereto as Annex B and incorporated herein by reference.

The powers, designations and preferences and the relative, participating, optional and other special rights of the shares of Series A-4 Cumulative Convertible Preferred Stock of the Corporation, and the qualifications, limitations and restrictions thereof, are attached hereto as Annex C and incorporated herein by reference.

The powers, designations and preferences and the relative, participating, optional and other special rights of the shares of Series B-2 Senior Cumulative Convertible Preferred Stock of the Corporation, and the qualifications, limitations and restrictions thereof, are attached hereto as Annex D and incorporated herein by reference.

Section 4.3 Common Stock. Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

ARTICLE V

The Board may make, amend, and repeal the Bylaws of the Corporation; provided, that nothing herein will limit the power of the stockholders of the Corporation to make, amend and repeal Bylaws. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Corporation. The Corporation may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law.

Subject to the rights of the holders of any series of Preferred Stock:

(a) any action required or permitted to be taken by the stockholders of the Corporation may be taken at a duly called annual or special meeting of stockholders of the Corporation or without a meeting by means of any consent in writing of such stockholders; and

(b) special meetings of stockholders of the Corporation may be called only (i) by the Chairman of the Board (the “Chairman”), (ii) by the Chief Executive Officer of the Corporation (the “Chief Executive Officer”), or (iii) by the Secretary of the Corporation (the “Secretary”) acting at the request of the Chairman, the Chief Executive Officer, a majority of the total number of Directors that the Corporation would have if there were no vacancies on the Board (the “Whole Board”), or stockholders of the Corporation holding at least a majority of voting power of the outstanding Voting Stock. For the purposes of this Amended and Restated Certificate of Incorporation, “Voting Stock” means stock of the Corporation of any class or series entitled to vote generally in the election of Directors.

At any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Corporation.

ARTICLE VI

Section 6.1 Number, Election, and Terms of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Corporation will not be less than one nor more than nine and will be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation. Subject to adjustment per the Bylaws, the number of Directors as of the date of this Amended and Restated Certificate of Incorporation is fixed at nine. At each annual meeting of the stockholders of the Corporation, the successors to the Directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election and until their successors are elected and qualified. Election of Directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 6.2 Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the Director whose seat is being filled and until such Director’s successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

To the full extent permitted by the DGCL and any other applicable law currently or hereafter in effect, no Director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a Director of the Corporation. No repeal or modification of this Article VI will adversely affect the protection of any Director of the Corporation provided hereby in relation to any breach of fiduciary duty or other act or omission as a Director of the Corporation occurring prior to the effectiveness of such repeal or modification.

ARTICLE VII

Section 7.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified by the Corporation to the fullest extent permitted or required by the DGCL and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except as provided in Section 7.4 of this Article VII with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee pursuant to this Section 7.1 in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

Section 7.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 7.1 of this Article VII shall include the right to advancement by the Corporation of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to an employee benefit plan) shall be made pursuant to this Section 7.2 only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 7.2. An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 7.2 is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 7.1 of this Article VII with respect to the related Proceeding or the absence of any prior determination to the contrary.

Section 7.3 Contract Rights. The rights to indemnification and to the Advancement of Expenses conferred in Sections 7.1 and 7.2 of this Article VII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 7.4 Right of Indemnitee to Bring Suit. If a claim under Section 7.1 or Section 7.2 of this Article VII is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader reimbursements of prosecution or defense expenses than such law permitted the Corporation to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses hereunder pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the Corporation.

Section 7.5 Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing contained in this Article VII shall limit or otherwise affect any such other right or the Corporation’s power to confer any such other right.

Section 7.6 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 7.7 No Duplication of Payments. The Corporation shall not be liable under this Article VII to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

ARTICLE VIII

From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article VIII.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this 4th day of May, 2018.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: James P. Prenetta, Jr._______________
Name: James P. Prenetta, Jr.
Title: Executive Vice President and General Counsel

Annex A

Certificate of Rights and Preferences of

 Series A-1 Cumulative Convertible Preferred Stock

1. Number. The number of shares constituting the Series A-1 Cumulative Convertible Preferred Stock shall be three thousand eight hundred seventy-five (3,875).

2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

“Acquiring Person” is defined in Section 6(G).

“AMEX” means the American Stock Exchange, provided, however, that if the American Stock Exchange is not then the principal U.S. trading market for the Common Stock, then “AMEX” shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on which the Common Stock is then traded, or if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a Nasdaq Capital Market Security by the National Association of Securities Dealers, Inc. (“NASD”), then such market system, or if such Common Stock is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

“Board” means the Board of Directors of the Company.

“Business Day” means any day on which the Common Stock may be traded on the AMEX, or, if not admitted for trading on the AMEX, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

“Call Notice” is defined in Section 6(C).

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

“Certificate” means this Certificate of Rights and Preferences of the Series A-1 Cumulative Convertible Preferred Stock.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended.

“Change of Control” is defined in Section 6G.

“Common Stock” means the Company's common stock, par value $0.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Change of Control to which the Company is a party (or, at the election of the Acquiring Person, the capital stock of any Acquiring Person from and after the consummation of a Change of Control).

“Common Stock Equivalents” means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company” means Fusion Telecommunications International, Inc., a Delaware corporation (or, if, as, and when applicable, any Acquiring Person from and after the consummation of a Change of Control).

“Company Conversion” is defined in Section 6(B)(i).

“Company Conversion Notice” is defined in Section 6(B)(i).

“Conversion Notice” is defined in Section 6(A)(i).

“Conversion Price” means $1.67, subject to adjustment for stock splits, recombinations, stock dividends and the like as provided herein.

“Conversion Stock Amount” is defined in Section 6(A)(ii).

“Daily Market Price” means, on any date, the amount per share of the Common Stock equal to (i) the daily volume-weighted average price on the AMEX or, if no sale takes place on such date, the closing bid prices on the AMEX thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Company may select), or (ii) if such Common Stock is not then listed or admitted to trading on the AMEX, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board as of the last calendar day of the most recent month ending before the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by the Board, subject to adjustment for stock splits, recombinations, stock dividends and the like.

“Dividend Payment Date” is defined in Section 3(A).

“Dividend Period” is defined in Section 3(A).

“Dividend Rate” means a rate equal to the Stated Value multiplied by eight percent (8%) per annum.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” shall mean a holder of the Series A-1 Preferred Stock.

“Issue Date” means with respect to shares of the Series A-1 Preferred Stock the initial date of issuance of any of such shares of the Series A-1 Preferred Stock.

 “Issue Date Price” means the price of Issuer’s Common Stock determined on the date of the initial issuance of the shares of the Series A-1 Preferred Stock.

“Junior Securities” means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series A Preferred Shares, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the Issue Date, but excluding any Parity Securities and Senior Securities issued (i) to Holders of the Series A-1 Preferred Stock, (ii) with the approval of the Holders of a Majority of the Series A-1 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a substantial distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

“Liquidation Preference” is defined in Section 4.

“Majority of the Series A-1 Preferred Stock” means more than fifty percent (50%) of the then outstanding shares of the Series A-1 Preferred Stock.

“Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series A-1 Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series A-1 Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

“Parity Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with all Series A-1 Preferred Shares. For the avoidance of doubt, each series of Series A Preferred Shares is a Parity Security with respect to each other series of Series A Preferred Shares.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Prevailing Price” means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the third (3rd) Business Day before such reference date.

“Qualified Public Company” means a corporation meeting all of the following criteria: (i) the common stock of the corporation is registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) the Prevailing Price shall be an amount greater than one dollar ($1) per share of Common Stock, and (iii) the average daily reported volume of trading in such common stock on all national securities exchanges, markets, services, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days preceding the reference date exceeds twenty thousand (20,000) shares of Common Stock.

“Registered Common Stock” means Common Stock the resale of which has been registered under the Securities Act and is freely tradable upon delivery.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Senior Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series A-1 Preferred Stock.

“Series A-1 Preferred Stock” means the Series A-1 Cumulative Convertible Preferred Stock of the Company or any successor.

“Stated Value” is an amount equal to one thousand dollars ($1,000) per share of the Series A-1 Preferred Stock plus any accrued and unpaid dividends, whether or not declared and whether or not earnings are available in respect of such dividends. In the event the Company shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a national securities exchange or through a Nasdaq market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

“Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3. Dividends and Distributions.

(A) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate to be paid in accordance with the terms of this Section 3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board (or a duly appointed committee of directors), on January 1 of each year, (each such date being herein referred to as a “Dividend Payment Date”), commencing on January 1, 2008. The period from the Issue Date to January 1, 2008, and each annual period between consecutive Dividend Payment Dates shall hereinafter be referred to as a “Dividend Period.” The dividend for any Dividend Period for any share of Series A-1 Preferred Stock that is not outstanding on every calendar day of the Dividend Period shall be prorated based on the number of calendar days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record of the Series A-1 Preferred Stock as their names appear on the share register of the Company on the Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date (including, without limitation, for purposes of computing the Stated Value of any shares of Series A-1 Preferred Stock in connection with the conversion or redemption thereof or any Liquidation of the Company), to Holders of record on a date designated by the Board, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of calendar days elapsed from and excluding the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty-five (365) day year.

(B) Subject to the following proviso, dividends payable on the Series A-1 Preferred Stock shall be paid, at the option of the Holder, in cash or by the issuance of Common Stock provided, however, that the Company may elect to make any payment of dividends by the issuance of Registered Common Stock on any Dividend Payment Date with 10 days’ prior written notice to the Holder, if the Company is a Qualified Public Company on the Dividend Payment Date. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend otherwise payable by the Prevailing Price calculated as of such Dividend Payment Date, provided, however, except at the Company’s option, in no event shall such price be less than the price set on the Issue Date; provided, further, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during the period used for calculating such Prevailing Price. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded to the nearest whole share after aggregating all shares of Series A-1 Preferred Stock owned by a Holder.

(C)  If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate, but shall not accrue additional dividends. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty-five (365) day year.

(D) So long as any shares of Series A-1 Preferred Stock shall be outstanding, (i) the Company, except for the payment of dividends or other cash distributions under a joint venture agreement or other strategic alliance with respect to which the Company and/or a Subsidiary is a party, shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid on the Series A Preferred Shares or (ii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the Holders of the Series A-1 Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid.

(E) Subject to the immediately following sentence, the Company shall be entitled to deduct and withhold from any dividend on the Series A-1 Preferred Stock such amounts as the Company is required to deduct and withhold with respect to such dividend under the Internal Revenue Code of 1986, as amended, or any other provision of state, local or foreign tax law. In the event the Company or the Holder elects, pursuant to Section 3(B), to pay or be paid, as the case may be, a dividend on the Series A-1 Preferred Stock by issuing Registered Common Stock or Common Stock, as the case may be, to a Holder, (i) the Company shall deliver the number of shares of Registered Common Stock or Common Stock, as the case may be, that would be delivered to a Holder pursuant to Section 3(B) in the absence of any requirement under applicable law to deduct and withhold any amount with respect to such dividend and (ii) on the Business Day following the Dividend Payment Date, Holder shall transfer to the Company by wire transfer of immediately available funds an amount equal to what the Company is required under applicable law to deduct and withhold with respect to such dividend. For purposes of determining the withholding amount, the dividend value shall be determined under Section 3(B) hereof.

4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series A-1 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series A-1 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to the Holders with respect to such Liquidation, and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series A-1 Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof, in each case as of the Business Day immediately preceding the date of such Liquidation (the “Liquidation Preference”), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series A-1 Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series A-1 Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series A-1 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series A-1 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series A-1 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5. Voting Rights. The Holders shall have the following voting rights with respect to the Series A-1 Preferred Stock:

(A) Each share of Series A-1 Preferred Stock shall entitle the holder thereof to the voting rights specified in Section 5(B) and no other voting rights except as required by law.

(B) The consent of the Holders of at least a Majority of the Series A-1 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

(i)
amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate of Incorporation, including this Certificate, or Bylaws of the Company so as to:

A.
change any of the rights, preferences or privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1.
reduce the Dividend Rate on the Series A-1 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series A-1 Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

2.
reduce the amount payable to the holders of the Series A-1 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series A-1 Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

3.
make the Series A-1 Preferred Stock redeemable at the option of the Company other than in accordance with the terms of this Certificate.

B.
authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(ii)
permit any Subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any security of such Subsidiaries or all or substantially all of the assets of any Subsidiary other than sales of assets on an arm's-length, fair market value basis; or

(iii)
increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A-1 Preferred Stock or amend any provisions of any Capital Stock so as to make such Capital Stock redeemable by the Company.

6. Conversion and Call Rights.

(A)
Procedure for Conversion.

(i)
General. Shares of Series A-1 Preferred Stock are convertible at the option of the Holder thereof at any time, from time to time, in whole or in part, as follows:

A.
The conversion of shares of Series A-1 Preferred Stock may be effected by delivering a duly executed written Series A-1 Preferred Stock Conversion Notice, in form and substance as provided by the Company (the “Conversion Notice”), to the Company, at its principal office specifying the number of shares of Series A-1 Preferred Stock to be converted and surrendering the certificate representing the shares of Series A-1 Preferred Stock to be converted.

B.
As soon as practicable after each such conversion of Series A-1 Preferred Stock, but not later than five (5) Business Days from the receipt of the Conversion Notice, the Company shall deliver to such Holder at the address specified in the Conversion Notice the Conversion Stock Amount of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, with such Holder's express written consent, unregistered Common Stock).

C.
Notwithstanding anything in the Certificate to the contrary, if such Holder does not consent to accept unregistered Common Stock, then such Holder’s Notice of Conversion shall be deemed, without any further action, to have been withdrawn. Moreover, in no event, shall any conversion under the Certificate be settled in cash.

(ii)
Conversion for stock. Subject to the previous sub-paragraph, such shares of stock shall be converted into that number of shares of Registered Common Stock (or at the sole election of the Holder, unregistered Common Stock) equal to (A) the aggregate Stated Value of such shares divided by (B) the Conversion Price (the “Conversion Stock Amount”). It shall be a condition of either the Company or the converting Holder's obligation to close the conversion of the Series A-1 Preferred Stock that such conversion be in accordance with applicable federal and state securities laws and any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated without litigation having been commenced that is continuing, or threat of litigation having been made that remains unresolved, by the United States Department of Justice or the United States Federal Trade Commission.

(iii)
Holder of record. Each conversion of Series A-1 Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided herein shall be deemed to have become the holder or holders of record thereof.

(iv)
Partial conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Company shall send a new Series A-1 Preferred Stock certificate of like tenor via certified or registered mail RRR or reputable overnight courier to such address specified by the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Series A-1 Preferred Stock which have not been converted.

(B)
Procedure for Conversion by the Company.

(i)
Conversion by the Company. Shares of Series A-1 Preferred Stock may be converted by the Company (a “Company Conversion”) in whole or in part for Common Stock as follows

A.
From and after the first anniversary of the Closing Date, the Company may require the Holders to convert, on a pro rata basis as among the holders of Series A-1 Preferred Shares, shares of Series A-1 Preferred Shares held by such holders on any of March 31, June 30, September 30 and December 31 of each year by delivering a conversion notice to the Holders, at least ten (10) days prior to such conversion and substantially in the form as provided by the Company (a “Company Conversion Notice”), provided that (x) the average of the Daily Market Prices of the Common Stock for the ninety (90) calendar days ended immediately prior to such Conversion Notice is an amount greater than two hundred twenty percent (220%) of the Conversion Price or (y) after the fifth anniversary of the Closing Date, the Prevailing Price shall be an amount greater than the Issue Date Price. The number of Series A Preferred Shares so converted under clause (x) may not exceed the number that would be converted for a quantity of shares of Common Stock greater than eight (8) times the average daily reported volume of trading in the Common Stock on all national securities exchanges, Nasdaq market, service, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days ending one day prior to the Conversion Notice Date concerning a conversion under clause (x). The Conversion Price and the Conversion Stock Amount under clause (x) shall be determined in accordance with Section 6(A)(ii). The conversion price under clause (y) shall be the Prevailing Price, if the Prevailing Price is greater than the Conversion Price and shall be the Conversion Price if the Conversion Price is greater than the Prevailing Price. The Conversion Stock Amount under clause (y) shall be determined in accordance with Section 6(A)(ii), using the conversion price as determined in accordance with the immediately preceding sentence.

(C)
Five Year Call Right. From and after the fifth anniversary of the date on which the Registration Requirement has been satisfied, the Company may from time-to-time issue a call notice to the holders of the Series A-1 Preferred Shares (the “Call Notice”). Such Call Notice, at the Company’s discretion, may be for all or a portion of the Series A-1 Preferred Shares. On or before the tenth (10th) Business Day following the date of the Call Notice, the holders of the Series A-1 Preferred Shares shall deliver to the Company, all, or, in the case of a Call Notice concerning a portion of the Series A-1 Preferred Shares, on a pro rata basis as provided in the Call Notice, based on the number of shares of Series A-1 Preferred Shares held by each holder, Series A-1 Preferred Shares with an aggregate Stated Value equal to the amount designated in the Call Notice. The Company shall promptly thereafter pay, by wire transfer of immediately available funds, an amount to each such holder equal to the aggregate Stated Value of all such Series A-1 Preferred Shares delivered by such holder.

(D)
 The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required hereunder.

(E)
The Company will use its best efforts to procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series A-1 Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges, markets, and quotation service on which the Common Stock is then listed or quoted, no later than the date on which such Series A-1 Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series A-1 Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A-1 Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

(F)
No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series A-1 Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series A-1 Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series A-1 Preferred Stock so surrendered.

(G)
Change of Control. In case the Company on or after the Issue Date is party to any (a) acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person, herein defined, or its Parent, herein defined, Subsidiary, herein defined, or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company or relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or other securities (other than a reorganization or reclassification in which the Common Stock or other securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Company immediately prior to such transaction own the Common Stock, other securities or other voting stock of the Company in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as “Change in Control”), proper provision shall be made so that, at the option of the Acquiring Person and upon fifteen days’ notice to the Company and the Holder prior to the consummation of the Change of Control, either (i) the Acquiring Person expressly agrees to assume all of the Company’s obligations under the Series A-1 Preferred Stock or (ii) the Holder has fifteen (15) days in which to exercise its conversion rights under the Series A-1 Preferred Stock. If Holder does not exercise its rights during such fifteen (15) day period, all rights under the Series A-1 Preferred Stock shall terminate and the Series A-1 Preferred Stock shall be deemed cancelled. The Company, to the extent feasible, shall provide the Holder with thirty (30) days’ notice of the consummation of any Change of Control. Subject to the foregoing, on or before the closing date under the agreement entered into with an Acquiring Person resulting in a Change in Control, the Company, if applicable, shall deliver to the Holder written notice that the Acquiring Person has assumed such obligations. “Acquiring Person” means, in connection with any Change in Control, (i) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (ii) the transferee of all or substantially all of the properties or assets of the Company, (iii) the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group (other than Holder or any of its affiliates) acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company 's stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Company, or (vi) at the Holder's election, any Person that (A) controls the Acquiring Person directly or indirectly through one or more intermediaries, (B) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and (C) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries). “Parent” shall mean any corporation (other than the Acquiring Person) in an unbroken chain of corporations ending with the Acquiring Person, provided each corporation in the unbroken chain (other than the Acquiring Person) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. “Subsidiary” shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Acquiring Person or by one or more Subsidiaries.

(H)
Adjustments.

(i)
If the Corporation, at any time while the Series A-1 Preferred Stock is outstanding: (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series A-1 Preferred Stock), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of Capital Stock of the Corporation, then the Preferred Conversion Price shall be adjusted by multiplying the then Preferred Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the event and the denominator of which shall be the number of shares of Common Stock outstanding immediately following the event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(ii)
Calculations. All calculations under this Section 6(H) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 6(H), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

7. Status of Converted and Redeemed Shares; Limitations on Series A-1 Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Series A-1 Preferred Stock each share of Series A-1 Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine. Without the consent of Majority of the Series A-1 Preferred Stock, the Company will not issue any further shares of Series A-1 Preferred Stock.

Annex B

Certificate of Rights and Preferences of

 Series A-2 Cumulative Convertible Preferred Stock

1. Number. The number of shares constituting the Series A-2 Cumulative Convertible Preferred Stock shall be three thousand three hundred seventy-five (3,375).

2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

“Acquiring Person” is defined in 6(G).

“AMEX” means the American Stock Exchange, provided, however, that if the American Stock Exchange is not then the principal U.S. trading market for the Common Stock, then “AMEX” shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on which the Common Stock is then traded, or if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a Nasdaq Capital Market Security by the National Association of Securities Dealers, Inc. (“NASD”), then such market system, or if such Common Stock is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

“Board” means the Board of Directors of the Company.

“Business Day” means any day on which the Common Stock may be traded on the AMEX, or, if not admitted for trading on the AMEX, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

“Call Notice” is defined in 6(C).

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

“Certificate” means this Certificate of Rights and Preferences of the Series A-2 Cumulative Convertible Preferred Stock.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended.

“Change of Control” is defined in 6G.

“Common Stock” means the Company's common stock, par value $0.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Change of Control to which the Company is a party (or, at the election of the Acquiring Person, the capital stock of any Acquiring Person from and after the consummation of a Change of Control).

“Common Stock Equivalents” means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company” means Fusion Telecommunications International, Inc., a Delaware corporation (or, if, as, and when applicable, any Acquiring Person from and after the consummation of a Change of Control).

“Company Conversion” is defined in Section 6(B)(i).

“Company Conversion Notice” is defined in Section 6(B)(i).

“Conversion Notice” is defined in Section 6(A)(i).

“Conversion Price” means $.83, subject to adjustment for stock splits, recombinations, stock dividends and the like as provided herein.

“Conversion Stock Amount” is defined in Section 6(A)(ii).

“Daily Market Price” means, on any date, the amount per share of the Common Stock equal to (i) the daily volume-weighted average price on the AMEX or, if no sale takes place on such date, the closing bid prices on the AMEX thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Company may select), or (ii) if such Common Stock is not then listed or admitted to trading on the AMEX, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board as of the last calendar day of the most recent month ending before the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by the Board, subject to adjustment for stock splits, recombinations, stock dividends and the like.

“Dividend Payment Date” is defined in Section 3(A).

“Dividend Period” is defined in Section 3(A).

“Dividend Rate” means a rate equal to the Stated Value multiplied by eight percent (8%) per annum.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” shall mean a holder of the Series A-2 Preferred Stock.

“Issue Date” means with respect to shares of the Series A-2 Preferred Stock the initial date of issuance of any of such shares of the Series A-2 Preferred Stock.

 “Issue Date Price” means the price of Issuer’s Common Stock determined on the date of the initial issuance of the shares of the Series A-2 Preferred Stock.

“Junior Securities” means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series A Preferred Shares, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the Issue Date, but excluding any Parity Securities and Senior Securities issued (i) to Holders of the Series A-2 Preferred Stock, (ii) with the approval of the Holders of a Majority of the Series A-2 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a substantial distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

“Liquidation Preference” is defined in Section 4.

“Majority of the Series A-2 Preferred Stock” means more than fifty percent (50%) of the then outstanding shares of the Series A-2 Preferred Stock.

“Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series A-2 Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series A-2 Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

“Parity Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with all Series A-2 Preferred Shares. For the avoidance of doubt, each series of Series A Preferred Shares is a Parity Security with respect to each other series of Series A Preferred Shares.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Prevailing Price” means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the third (3rd) Business Day before such reference date.

“Qualified Public Company” means a corporation meeting all of the following criteria: (i) the common stock of the corporation is registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) the Prevailing Price shall be an amount greater than one dollar ($1) per share of Common Stock, and (iii) the average daily reported volume of trading in such common stock on all national securities exchanges, markets, services, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days preceding the reference date exceeds twenty thousand (20,000) shares of Common Stock.

“Registered Common Stock” means Common Stock the resale of which has been registered under the Securities Act and is freely tradable upon delivery.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Senior Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series A-2 Preferred Stock.

“Series A-2 Preferred Stock” means the Series A-2 Cumulative Convertible Preferred Stock of the Company or any successor.

“Stated Value” is an amount equal to one thousand dollars ($1,000) per share of the Series A-2 Preferred Stock plus any accrued and unpaid dividends, whether or not declared and whether or not earnings are available in respect of such dividends. In the event the Company shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a national securities exchange or through a Nasdaq market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

“Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3. Dividends and Distributions.

(A) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate to be paid in accordance with the terms of this Section 3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board (or a duly appointed committee of directors), on January 1 of each year, (each such date being herein referred to as a “Dividend Payment Date”), commencing on January 1, 2008. The period from the Issue Date to January 1, 2008, and each annual period between consecutive Dividend Payment Dates shall hereinafter be referred to as a “Dividend Period.” The dividend for any Dividend Period for any share of Series A-2 Preferred Stock that is not outstanding on every calendar day of the Dividend Period shall be prorated based on the number of calendar days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record of the Series A-2 Preferred Stock as their names appear on the share register of the Company on the Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date (including, without limitation, for purposes of computing the Stated Value of any shares of Series A-2 Preferred Stock in connection with the conversion or redemption thereof or any Liquidation of the Company), to Holders of record on a date designated by the Board, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of calendar days elapsed from and excluding the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty-five (365) day year.

(B) Subject to the following proviso, dividends payable on the Series A-2 Preferred Stock shall be paid, at the option of the Holder, in cash or by the issuance of Common Stock provided, however, that the Company may elect to make any payment of dividends by the issuance of Registered Common Stock on any Dividend Payment Date with 10 days’ prior written notice to the Holder, if the Company is a Qualified Public Company on the Dividend Payment Date. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend otherwise payable by the Prevailing Price calculated as of such Dividend Payment Date, provided, however, except at the Company’s option, in no event shall such price be less than the price set on the Issue Date; provided, further, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during the period used for calculating such Prevailing Price. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded to the nearest whole share after aggregating all shares of Series A-2 Preferred Stock owned by a Holder.

(C)  If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate, but shall not accrue additional dividends. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty-five (365) day year.

(D) So long as any shares of Series A-2 Preferred Stock shall be outstanding, (i) the Company, except for the payment of dividends or other cash distributions under a joint venture agreement or other strategic alliance with respect to which the Company and/or a Subsidiary is a party, shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid on the Series A Preferred Shares or (ii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the Holders of the Series A-2 Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid.

(E) Subject to the immediately following sentence, the Company shall be entitled to deduct and withhold from any dividend on the Series A-2 Preferred Stock such amounts as the Company is required to deduct and withhold with respect to such dividend under the Internal Revenue Code of 1986, as amended, or any other provision of state, local or foreign tax law. In the event the Company or the Holder elects, pursuant to Section 3(B), to pay or be paid, as the case may be, a dividend on the Series A-2 Preferred Stock by issuing Registered Common Stock or Common Stock, as the case may be, to a Holder, (i) the Company shall deliver the number of shares of Registered Common Stock or Common Stock, as the case may be, that would be delivered to a Holder pursuant to Section 3(B) in the absence of any requirement under applicable law to deduct and withhold any amount with respect to such dividend and (ii) on the Business Day following the Dividend Payment Date, Holder shall transfer to the Company by wire transfer of immediately available funds an amount equal to what the Company is required under applicable law to deduct and withhold with respect to such dividend. For purposes of determining the withholding amount, the dividend value shall be determined under Section 3(B) hereof.

4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series A-2 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series A-2 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to the Holders with respect to such Liquidation, and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series A-2 Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof, in each case as of the Business Day immediately preceding the date of such Liquidation (the “Liquidation Preference”), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series A-2 Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series A-2 Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series A-2 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series A-2 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series A-2 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5. Voting Rights. The Holders shall have the following voting rights with respect to the Series A-2 Preferred Stock:

(A) Each share of Series A-2 Preferred Stock shall entitle the holder thereof to the voting rights specified in Section 5(B) and no other voting rights except as required by law.

(B) The consent of the Holders of at least a Majority of the Series A-2 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

(i)
amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate of Incorporation, including this Certificate, or Bylaws of the Company so as to:

A.
change any of the rights, preferences or privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1.
reduce the Dividend Rate on the Series A-2 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series A-2 Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

2.
reduce the amount payable to the holders of the Series A-2 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series A-2 Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

3.
make the Series A-2 Preferred Stock redeemable at the option of the Company other than in accordance with the terms of this Certificate.

B.
authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(ii)
permit any Subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any security of such Subsidiaries or all or substantially all of the assets of any Subsidiary other than sales of assets on an arm's-length, fair market value basis; or

(iii)
increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A-2 Preferred Stock or amend any provisions of any Capital Stock so as to make such Capital Stock redeemable by the Company.

6. Conversion and Call Rights.

(A)
Procedure for Conversion.

(i)
General. Shares of Series A-2 Preferred Stock are convertible at the option of the Holder thereof at any time, from time to time, in whole or in part, as follows:

A.
The conversion of shares of Series A-2 Preferred Stock may be effected by delivering a duly executed written Series A-2 Preferred Stock Conversion Notice, in form and substance as provided by the Company (the “Conversion Notice”), to the Company, at its principal office specifying the number of shares of Series A-2 Preferred Stock to be converted and surrendering the certificate representing the shares of Series A-2 Preferred Stock to be converted.

B.
As soon as practicable after each such conversion of Series A-2 Preferred Stock, but not later than five (5) Business Days from the receipt of the Conversion Notice, the Company shall deliver to such Holder at the address specified in the Conversion Notice the Conversion Stock Amount of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, with such Holder's express written consent, unregistered Common Stock).

C.
Notwithstanding anything in the Certificate to the contrary, if such Holder does not consent to accept unregistered Common Stock, then such Holder’s Notice of Conversion shall be deemed, without any further action, to have been withdrawn. Moreover, in no event, shall any conversion under the Certificate be settled in cash.

(ii)
Conversion for stock. Subject to the previous sub-paragraph, such shares of stock shall be converted into that number of shares of Registered Common Stock (or at the sole election of the Holder, unregistered Common Stock) equal to (A) the aggregate Stated Value of such shares divided by (B) the Conversion Price (the “Conversion Stock Amount”). It shall be a condition of either the Company or the converting Holder's obligation to close the conversion of the Series A-2 Preferred Stock that such conversion be in accordance with applicable federal and state securities laws and any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated without litigation having been commenced that is continuing, or threat of litigation having been made that remains unresolved, by the United States Department of Justice or the United States Federal Trade Commission.

(iii)
Holder of record. Each conversion of Series A-2 Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided herein shall be deemed to have become the holder or holders of record thereof.

(iv)
Partial conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Company shall send a new Series A-2 Preferred Stock certificate of like tenor via certified or registered mail RRR or reputable overnight courier to such address specified by the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Series A-2 Preferred Stock which have not been converted.

(B)
Procedure for Conversion by the Company.

(i)
Conversion by the Company. Shares of Series A-2 Preferred Stock may be converted by the Company (a “Company Conversion”) in whole or in part for Common Stock as follows

A.
From and after the first anniversary of the Closing Date, the Company may require the Holders to convert, on a pro rata basis as among the holders of Series A-2 Preferred Shares, shares of Series A-2 Preferred Shares held by such holders on any of March 31, June 30, September 30 and December 31 of each year by delivering a conversion notice to the Holders, at least ten (10) days prior to such conversion and substantially in the form as provided by the Company (a “Company Conversion Notice”), provided that (x) the average of the Daily Market Prices of the Common Stock for the ninety (90) calendar days ended immediately prior to such Conversion Notice is an amount greater than two hundred twenty percent (220%) of the Conversion Price or (y) after the fifth anniversary of the Closing Date, the Prevailing Price shall be an amount greater than the Issue Date Price. The number of Series A Preferred Shares so converted under clause (x) may not exceed the number that would be converted for a quantity of shares of Common Stock greater than eight (8) times the average daily reported volume of trading in the Common Stock on all national securities exchanges, Nasdaq market, service, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days ending one day prior to the Conversion Notice Date concerning a conversion under clause (x). The conversion price under clause (x) shall be determined in accordance with Section 6(A)(ii). The conversion price under clause (y) shall be the Prevailing Price, provided, that the Prevailing Price is greater than the Conversion Price. In the event that the Conversion Price is greater than the Prevailing Price, then the conversion price shall be the Conversion Price.

(C)
Five Year Call Right. From and after the fifth anniversary of the date on which the Registration Requirement has been satisfied, the Company may from time-to-time issue a call notice to the holders of the Series A-2 Preferred Shares (the “Call Notice”). Such Call Notice, at the Company’s discretion, may be for all or a portion of the Series A-2 Preferred Shares. On or before the tenth (10th) Business Day following the date of the Call Notice, the holders of the Series A-2 Preferred Shares shall deliver to the Company, all, or, in the case of a Call Notice concerning a portion of the Series A-2 Preferred Shares, on a pro rata basis as provided in the Call Notice, based on the number of shares of Series A-2 Preferred Shares held by each holder, Series A-2 Preferred Shares with an aggregate Stated Value equal to the amount designated in the Call Notice. The Company shall promptly thereafter pay, by wire transfer of immediately available funds, an amount to each such holder equal to the aggregate Stated Value of all such Series A-2 Preferred Shares delivered by such holder.

(D)
 The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required hereunder.

(E)
The Company will use its best efforts to procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series A-2 Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges, markets, and quotation service on which the Common Stock is then listed or quoted, no later than the date on which such Series A-2 Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series A-2 Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A-2 Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

(F)
No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series A-2 Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series A-2 Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series A-2 Preferred Stock so surrendered.

(G)
Change of Control. In case the Company on or after the Issue Date is party to any (a) acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person, herein defined, or its Parent, herein defined, Subsidiary, herein defined, or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company or relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or other securities (other than a reorganization or reclassification in which the Common Stock or other securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Company immediately prior to such transaction own the Common Stock, other securities or other voting stock of the Company in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as “Change in Control”), proper provision shall be made so that, at the option of the Acquiring Person and upon fifteen days’ notice to the Company and the Holder prior to the consummation of the Change of Control, either (i) the Acquiring Person expressly agrees to assume all of the Company’s obligations under the Series A-2 Preferred Stock or (ii) the Holder has fifteen (15) days in which to exercise its conversion rights under the Series A-2 Preferred Stock. If Holder does not exercise its rights during such fifteen (15) day period, all rights under the Series A-2 Preferred Stock shall terminate and the Series A-2 Preferred Stock shall be deemed cancelled. The Company, to the extent feasible, shall provide the Holder with thirty (30) days’ notice of the consummation of any Change of Control. Subject to the foregoing, on or before the closing date under the agreement entered into with an Acquiring Person resulting in a Change in Control, the Company, if applicable, shall deliver to the Holder written notice that the Acquiring Person has assumed such obligations. “Acquiring Person” means, in connection with any Change in Control, (i) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (ii) the transferee of all or substantially all of the properties or assets of the Company, (iii) the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group (other than Holder or any of its affiliates) acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Company, or (vi) at the Holder's election, any Person that (A) controls the Acquiring Person directly or indirectly through one or more intermediaries, (B) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and (C) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries). “Parent” shall mean any corporation (other than the Acquiring Person) in an unbroken chain of corporations ending with the Acquiring Person, provided each corporation in the unbroken chain (other than the Acquiring Person) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. “Subsidiary” shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Acquiring Person or by one or more Subsidiaries.

(H)
Adjustments.

(i)
If the Corporation, at any time while the Series A-2 Preferred Stock is outstanding: (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series A-2 Preferred Stock), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of Capital Stock of the Corporation, then the Preferred Conversion Price shall be adjusted by multiplying the then Preferred Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the event and the denominator of which shall be the number of shares of Common Stock outstanding immediately following the event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(ii)
Calculations. All calculations under this Section 6(H) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 6(H), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

7. Status of Converted and Redeemed Shares; Limitations on Series A-2 Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Series A-2 Preferred Stock each share of Series A-2 Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine. Without the consent of Majority of the Series A-2 Preferred Stock, the Company will not issue any further shares of Series A-2 Preferred Stock.

Annex C

Certificate of Rights and Preferences of

Series A-4 Cumulative Convertible Preferred Stock

1. Number. The number of shares constituting the Series A-4 Cumulative Convertible Preferred Stock shall be forty-five (45).

2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

“Acquiring Person” is defined in 6(G).

“AMEX” means the American Stock Exchange, provided, however, that if the American Stock Exchange is not then the principal U.S. trading market for the Common Stock, then “AMEX” shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on which the Common Stock is then traded, or if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a Nasdaq Capital Market Security by the National Association of Securities Dealers, Inc. (“NASD”), then such market system, or if such Common Stock is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

“Board” means the Board of Directors of the Company.

“Business Day” means any day on which the Common Stock may be traded on the AMEX, or, if not admitted for trading on the AMEX, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

“Call Notice” is defined in 6(C).

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

“Certificate” means this Certificate of Rights and Preferences of the Series A-4 Cumulative Convertible Preferred Stock.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended.

“Change of Control” is defined in 6G.

“Common Stock” means the Company's common stock, par value $0.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Change of Control to which the Company is a party (or, at the election of the Acquiring Person, the capital stock of any Acquiring Person from and after the consummation of a Change of Control).

“Common Stock Equivalents” means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company” means Fusion Telecommunications International, Inc., a Delaware corporation (or, if, as, and when applicable, any Acquiring Person from and after the consummation of a Change of Control).

“Company Conversion” is defined in Section 6(B)(i).

“Company Conversion Notice” is defined in Section 6(B)(i).

“Conversion Notice” is defined in Section 6(A)(i).

“Conversion Price” means $.79, subject to adjustment for stock splits, recombinations, stock dividends and the like as provided herein.

“Conversion Stock Amount” is defined in Section 6(A)(ii).

“Daily Market Price” means, on any date, the amount per share of the Common Stock equal to (i) the daily volume-weighted average price on the AMEX or, if no sale takes place on such date, the closing bid prices on the AMEX thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Company may select), or (ii) if such Common Stock is not then listed or admitted to trading on the AMEX, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board as of the last calendar day of the most recent month ending before the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by the Board, subject to adjustment for stock splits, recombinations, stock dividends and the like.

“Dividend Payment Date” is defined in Section 3(A).

“Dividend Period” is defined in Section 3(A).

“Dividend Rate” means a rate equal to the Stated Value multiplied by eight percent (8%) per annum.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” shall mean a holder of the Series A-4 Preferred Stock.

“Issue Date” means with respect to shares of the Series A-4 Preferred Stock the initial date of issuance of any of such shares of the Series A-4 Preferred Stock.

 “Issue Date Price” means the price of Issuer’s Common Stock determined on the date of the initial issuance of the shares of the Series A-4 Preferred Stock.

“Junior Securities” means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series A Preferred Shares, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the Issue Date, but excluding any Parity Securities and Senior Securities issued (i) to Holders of the Series A-4 Preferred Stock, (ii) with the approval of the Holders of a Majority of the Series A-4 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a substantial distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

“Liquidation Preference” is defined in Section 4.

“Majority of the Series A-4 Preferred Stock” means more than fifty percent (50%) of the then outstanding shares of the Series A-4 Preferred Stock.

“Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series A-4 Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series A-4 Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

“Parity Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with all Series A-4 Preferred Shares. For the avoidance of doubt, each series of Series A Preferred Shares is a Parity Security with respect to each other series of Series A Preferred Shares.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Prevailing Price” means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the third (3rd) Business Day before such reference date.

“Qualified Public Company” means a corporation meeting all of the following criteria: (i) the common stock of the corporation is registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) the Prevailing Price shall be an amount greater than one dollar ($1) per share of Common Stock, and (iii) the average daily reported volume of trading in such common stock on all national securities exchanges, markets, services, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days preceding the reference date exceeds twenty thousand (20,000) shares of Common Stock.

“Registered Common Stock” means Common Stock the resale of which has been registered under the Securities Act and is freely tradable upon delivery.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Senior Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series A-4 Preferred Stock.

“Series A-4 Preferred Stock” means the Series A-4 Cumulative Convertible Preferred Stock of the Company or any successor.

“Stated Value” is an amount equal to one thousand dollars ($1,000) per share of the Series A-4 Preferred Stock plus any accrued and unpaid dividends, whether or not declared and whether or not earnings are available in respect of such dividends. In the event the Company shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a national securities exchange or through a Nasdaq market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

“Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3. Dividends and Distributions.

(A) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate to be paid in accordance with the terms of this Section 3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board (or a duly appointed committee of directors), on January 1 of each year, (each such date being herein referred to as a “Dividend Payment Date”), commencing on January 1, 2008. The period from the Issue Date to January 1, 2008, and each annual period between consecutive Dividend Payment Dates shall hereinafter be referred to as a “Dividend Period.” The dividend for any Dividend Period for any share of Series A-4 Preferred Stock that is not outstanding on every calendar day of the Dividend Period shall be prorated based on the number of calendar days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record of the Series A-4 Preferred Stock as their names appear on the share register of the Company on the Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date (including, without limitation, for purposes of computing the Stated Value of any shares of Series A-4 Preferred Stock in connection with the conversion or redemption thereof or any Liquidation of the Company), to Holders of record on a date designated by the Board, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of calendar days elapsed from and excluding the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty-five (365) day year.

(B) Subject to the following proviso, dividends payable on the Series A-4 Preferred Stock shall be paid, at the option of the Holder, in cash or by the issuance of Common Stock provided, however, that the Company may elect to make any payment of dividends by the issuance of Registered Common Stock on any Dividend Payment Date with 10 days’ prior written notice to the Holder, if the Company is a Qualified Public Company on the Dividend Payment Date. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend otherwise payable by the Prevailing Price calculated as of such Dividend Payment Date, provided, however, except at the Company’s option, in no event shall such price be less than the price set on the Issue Date; provided, further, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during the period used for calculating such Prevailing Price. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded to the nearest whole share after aggregating all shares of Series A-4 Preferred Stock owned by a Holder.

(C)  If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate, but shall not accrue additional dividends. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty-five (365) day year.

(D) So long as any shares of Series A-4 Preferred Stock shall be outstanding, (i) the Company, except for the payment of dividends or other cash distributions under a joint venture agreement or other strategic alliance with respect to which the Company and/or a Subsidiary is a party, shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid on the Series A Preferred Shares or (ii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the Holders of the Series A-4 Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid.

(E) Subject to the immediately following sentence, the Company shall be entitled to deduct and withhold from any dividend on the Series A-4 Preferred Stock such amounts as the Company is required to deduct and withhold with respect to such dividend under the Internal Revenue Code of 1986, as amended, or any other provision of state, local or foreign tax law. In the event the Company or the Holder elects, pursuant to Section 3(B), to pay or be paid, as the case may be, a dividend on the Series A-4 Preferred Stock by issuing Registered Common Stock or Common Stock, as the case may be, to a Holder, (i) the Company shall deliver the number of shares of Registered Common Stock or Common Stock, as the case may be, that would be delivered to a Holder pursuant to Section 3(B) in the absence of any requirement under applicable law to deduct and withhold any amount with respect to such dividend and (ii) on the Business Day following the Dividend Payment Date, Holder shall transfer to the Company by wire transfer of immediately available funds an amount equal to what the Company is required under applicable law to deduct and withhold with respect to such dividend. For purposes of determining the withholding amount, the dividend value shall be determined under Section 3(B) hereof.

4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series A-4 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series A-4 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to the Holders with respect to such Liquidation, and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series A-4 Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof, in each case as of the Business Day immediately preceding the date of such Liquidation (the “Liquidation Preference”), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series A-4 Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series A-4 Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series A-4 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series A-4 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series A-4 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5. Voting Rights. The Holders shall have the following voting rights with respect to the Series A-4 Preferred Stock:

(A) Each share of Series A-4 Preferred Stock shall entitle the holder thereof to the voting rights specified in Section 5(B) and no other voting rights except as required by law.

(B) The consent of the Holders of at least a Majority of the Series A-4 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

(i)
amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate of Incorporation, including this Certificate, or Bylaws of the Company so as to:

A.
change any of the rights, preferences or privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1.
reduce the Dividend Rate on the Series A-4 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series A-4 Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

2.
reduce the amount payable to the holders of the Series A-4 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series A-4 Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

3.
make the Series A-4 Preferred Stock redeemable at the option of the Company other than in accordance with the terms of this Certificate.

B.
authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(ii)
permit any Subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any security of such Subsidiaries or all or substantially all of the assets of any Subsidiary other than sales of assets on an arm's-length, fair market value basis; or

(iii)
increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A-4 Preferred Stock or amend any provisions of any Capital Stock so as to make such Capital Stock redeemable by the Company.

6. Conversion and Call Rights.

(A)
Procedure for Conversion.

(i)
General. Shares of Series A-4 Preferred Stock are convertible at the option of the Holder thereof at any time, from time to time, in whole or in part, as follows:

A.
The conversion of shares of Series A-4 Preferred Stock may be effected by delivering a duly executed written Series A-4 Preferred Stock Conversion Notice, in form and substance as provided by the Company (the “Conversion Notice”), to the Company, at its principal office specifying the number of shares of Series A-4 Preferred Stock to be converted and surrendering the certificate representing the shares of Series A-4 Preferred Stock to be converted.

B.
As soon as practicable after each such conversion of Series A-4 Preferred Stock, but not later than five (5) Business Days from the receipt of the Conversion Notice, the Company shall deliver to such Holder at the address specified in the Conversion Notice the Conversion Stock Amount of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, with such Holder's express written consent, unregistered Common Stock).

C.
Notwithstanding anything in the Certificate to the contrary, if such Holder does not consent to accept unregistered Common Stock, then such Holder’s Notice of Conversion shall be deemed, without any further action, to have been withdrawn. Moreover, in no event, shall any conversion under the Certificate be settled in cash.

(ii)
Conversion for stock. Subject to the previous sub-paragraph, such shares of stock shall be converted into that number of shares of Registered Common Stock (or at the sole election of the Holder, unregistered Common Stock) equal to (A) the aggregate Stated Value of such shares divided by (B) the Conversion Price (the “Conversion Stock Amount”). It shall be a condition of either the Company or the converting Holder's obligation to close the conversion of the Series A-4 Preferred Stock that such conversion be in accordance with applicable federal and state securities laws and any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated without litigation having been commenced that is continuing, or threat of litigation having been made that remains unresolved, by the United States Department of Justice or the United States Federal Trade Commission.

(iii)
Holder of record. Each conversion of Series A-4 Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided herein shall be deemed to have become the holder or holders of record thereof.

(iv)
Partial conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Company shall send a new Series A-4 Preferred Stock certificate of like tenor via certified or registered mail RRR or reputable overnight courier to such address specified by the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Series A-4 Preferred Stock which have not been converted.

(B)
Procedure for Conversion by the Company.

(i)
Conversion by the Company. Shares of Series A-4 Preferred Stock may be converted by the Company (a “Company Conversion”) in whole or in part for Common Stock as follows

A.
From and after the first anniversary of the Closing Date, the Company may require the Holders to convert, on a pro rata basis as among the holders of Series A-4 Preferred Shares, shares of Series A-4 Preferred Shares held by such holders on any of March 31, June 30, September 30 and December 31 of each year by delivering a conversion notice to the Holders, at least ten (10) days prior to such conversion and substantially in the form as provided by the Company (a “Company Conversion Notice”), provided that (x) the average of the Daily Market Prices of the Common Stock for the ninety (90) calendar days ended immediately prior to such Conversion Notice is an amount greater than two hundred twenty percent (220%) of the Conversion Price or (y) after the fifth anniversary of the Closing Date, the Prevailing Price shall be an amount greater than the Issue Date Price. The number of Series A Preferred Shares so converted under clause (x) may not exceed the number that would be converted for a quantity of shares of Common Stock greater than eight (8) times the average daily reported volume of trading in the Common Stock on all national securities exchanges, Nasdaq market, service, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days ending one day prior to the Conversion Notice Date concerning a conversion under clause (x). The Conversion Price and the Conversion Stock Amount under clause (x) shall be determined in accordance with Section 6(A)(ii). The conversion price under clause (y) shall be the Prevailing Price, if the Prevailing Price is greater than the Conversion Price and shall be the Conversion Price if the Conversion Price is greater than the Prevailing Price. The Conversion Stock Amount under clause (y) shall be determined in accordance with Section 6(A)(ii), using the conversion price as determined in accordance with the immediately preceding sentence.

(C)
Five Year Call Right. From and after the fifth anniversary of the date on which the Registration Requirement has been satisfied, the Company may from time-to-time issue a call notice to the holders of the Series A-4 Preferred Shares (the “Call Notice”). Such Call Notice, at the Company’s discretion, may be for all or a portion of the Series A-4 Preferred Shares. On or before the tenth (10th) Business Day following the date of the Call Notice, the holders of the Series A-4 Preferred Shares shall deliver to the Company, all, or, in the case of a Call Notice concerning a portion of the Series A-4 Preferred Shares, on a pro rata basis as provided in the Call Notice, based on the number of shares of Series A-4 Preferred Shares held by each holder, Series A-4 Preferred Shares with an aggregate Stated Value equal to the amount designated in the Call Notice. The Company shall promptly thereafter pay, by wire transfer of immediately available funds, an amount to each such holder equal to the aggregate Stated Value of all such Series A-4 Preferred Shares delivered by such holder.

(D)
 The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required hereunder.

(E)
The Company will use its best efforts to procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series A-4 Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges, markets, and quotation service on which the Common Stock is then listed or quoted, no later than the date on which such Series A-4 Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series A-4 Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A-4 Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

(F)
No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series A-4 Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series A-4 Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series A-4 Preferred Stock so surrendered.

(G)
Change of Control. In case the Company on or after the Issue Date is party to any (a) acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person, herein defined, or its Parent, herein defined, Subsidiary, herein defined, or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company or relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or other securities (other than a reorganization or reclassification in which the Common Stock or other securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Company immediately prior to such transaction own the Common Stock, other securities or other voting stock of the Company in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as “Change in Control”), proper provision shall be made so that, at the option of the Acquiring Person and upon fifteen days’ notice to the Company and the Holder prior to the consummation of the Change of Control, either (i) the Acquiring Person expressly agrees to assume all of the Company’s obligations under the Series A-4 Preferred Stock or (ii) the Holder has fifteen (15) days in which to exercise its conversion rights under the Series A-4 Preferred Stock. If Holder does not exercise its rights during such fifteen (15) day period, all rights under the Series A-4 Preferred Stock shall terminate and the Series A-4 Preferred Stock shall be deemed cancelled. The Company, to the extent feasible, shall provide the Holder with thirty (30) days’ notice of the consummation of any Change of Control. Subject to the foregoing, on or before the closing date under the agreement entered into with an Acquiring Person resulting in a Change in Control, the Company, if applicable, shall deliver to the Holder written notice that the Acquiring Person has assumed such obligations. “Acquiring Person” means, in connection with any Change in Control, (i) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (ii) the transferee of all or substantially all of the properties or assets of the Company, (iii) the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group (other than Holder or any of its affiliates) acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company 's stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Company, or (vi) at the Holder's election, any Person that (A) controls the Acquiring Person directly or indirectly through one or more intermediaries, (B) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and (C) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries). “Parent” shall mean any corporation (other than the Acquiring Person) in an unbroken chain of corporations ending with the Acquiring Person, provided each corporation in the unbroken chain (other than the Acquiring Person) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. “Subsidiary” shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Acquiring Person or by one or more Subsidiaries.

(H)
Adjustments.

(i)
If the Corporation, at any time while the Series A-4 Preferred Stock is outstanding: (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series A-4 Preferred Stock), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of Capital Stock of the Corporation, then the Preferred Conversion Price shall be adjusted by multiplying the then Preferred Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the event and the denominator of which shall be the number of shares of Common Stock outstanding immediately following the event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(ii)
Calculations. All calculations under this Section 6(H) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 6(H), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

7. Status of Converted and Redeemed Shares; Limitations on Series A-4 Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Series A-4 Preferred Stock each share of Series A-4 Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine. Without the consent of Majority of the Series A-4 Preferred Stock, the Company will not issue any further shares of Series A-4 Preferred Stock.

Annex D

Certificate of Designations of Preferences, Rights and Limitations of

Series B-2 Senior Cumulative Convertible Preferred Stock

[see attached]

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
FORM OF CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES B-2 SENIOR CUMULATIVE CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the Delaware General Corporation Law and Article Fourth Section 2 of the Certificate of Incorporation (as amended, the “Certificate of Incorporation” of Fusion Telecommunications International, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that the following resolution was duly adopted by the board of directors of the Corporation (the “Board”) effective as of December 26, 2013, pursuant to authority conferred upon the Board by the Certificate of Incorporation, which authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, par value $.01 per share.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board and pursuant to the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock, herein designated and authorized as the Series B-2 Senior Cumulative Convertible Preferred Stock, par value $0.01 per share, which shall consist of Twenty Four Thousand (24,000) of the ten million (10,000,000) shares of preferred stock (the Series B-2 Preferred Stock”) which the Corporation now has authority to issue, and the Board hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Acquiring Person” has the meaning set forth in Section 7(c) hereof.

“Board” has the meaning set forth in the preamble hereof.

“Business Day” means any day on which the Common Stock may trade on a Trading Market, or, if not admitted for trading, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

“Certificate of Incorporation” has the meaning set forth in the Preamble hereof.

“Change In Control” has the meaning set forth in Section 7(c) hereof.

“Closing Date” means any day on which a closing of the Offering is conducted as and the proceeds from such closing are disbursed.

“Commission” means the Securities and Exchange Commission.

“Common Stock”  means the Corporation’s common stock, par value $0.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Corporation or pursuant to a Change of Control to which the Corporation is a party (or, at the election of the Acquiring Person, the Capital Stock of any Acquiring Person from and after the consummation of a Change of Control).

“Corporation” means Fusion Telecommunications International, Inc., a Delaware corporation (or, if, as, and when applicable, any Acquiring Person from and after the consummation of a Change of Control).

“Company Conversion Notice” has the meaning set forth in Section 6(d).

“Company Conversion Right” has the meaning set forth in Section 6(d).

“Conversion Date” has the meaning set forth in Section 6(a).

“Conversion Shares” means, collectively, the shares of Common Stock into which the shares of Series B-2 Preferred Stock are convertible in accordance with the terms hereof.

“Conversion Shares Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a “selling stockholder” thereunder, all as provided in the Registration Rights Agreement.

“Effective Date” means the date that the Conversion Shares Registration Statement, if any, is declared effective by the Commission.

“Escrow Agent” means Bank of New York or any successor escrow agent for the Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Closing” means the Closing Date after which the Corporation ceases to offer for sale the Series B-2 Preferred Stock.

“Holder” has the meaning set forth in Section 2 hereof.

“Junior Securities” means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series B-2 Preferred Stock, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Corporation or any Subsidiary of the Corporation on or after the Original Issue Date, but excluding any Parity Securities and Senior Securities issued (i) to Holders of the Series B-2 Preferred Stock, (ii) with the approval of the Holders of a Majority of the Series B-2 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Corporation of all or substantially all of its assets, which does not involve a substantial distribution by the Corporation of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

“Majority of the Series B-2 Preferred Stock” means more than fifty (50%) percent of the then outstanding shares of the Series B-2 Preferred Stock.

“Memorandum” means the Corporation’s Private Placement Memorandum dated December 11, 2013

“Offering” means the Corporation’s private offering of up to $20,000,000 in units of the Corporation consisting of Series B-2 Preferred Stock and Warrants, pursuant to the Memorandum, with an over-allotment option of up to $4,000,000.

“Original Issue Date” shall mean the date of the first issuance of any shares of the Series B-2 Preferred Stock regardless of the number of transfers of any particular shares of Series B-2 Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B-2 Preferred Stock.

“Parity Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with all Series B-2 Preferred Stock. For the avoidance of doubt, each series of Series B-2 Preferred Shares is a Parity Security with respect to each other series of Series B-2 Preferred Shares.

“Person” means a corporation, an association, a partnership, a limited liability company, a business association, an individual, a government or political subdivision thereof or a governmental agency.

“Parent” shall mean any corporation (other than the Acquiring Person) in an unbroken chain of corporations ending with the Acquiring Person, provided each corporation in the unbroken chain (other than the Acquiring Person) owns, at the time of the determination, stock possessing fifty (50%) percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Preferred Conversion Rate” has the meaning set forth in Section 6(a).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series B-2 Preferred Stock.

“Series B-2 Preferred Stock” shall have the meaning set forth in Section 2.

“Share Authorization Date” shall mean the effective date of the amendment to the Corporation’s Certificate of Incorporation filed with Secretary of State of the State of Delaware increasing the number of authorized shares of the Corporation’s Common Stock to such amount as shall permit all of the outstanding shares of Series B-2 Preferred Stock to be converted and all outstanding Warrants to be exercised into the Corporation’s Common Stock.

“Stated Value” is an amount equal to one thousand dollars ($1,000) per share of the Series B-2 Preferred Stock plus any accrued and unpaid dividends, whether or not declared and whether or not earnings are available in respect of such dividends.  In the event the Corporation shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a Trading Market, the value shall be deemed to be the VWAP over the ten (10) Trading Days immediately prior to the period ending three (3) calendar days prior to such declaration; or (ii)  if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “OTC Markets Pink Sheets” published by OTC Markets (or a similar organization or agency succeeding to its functions of reporting prices), the VWAP of the five most recent bid prices per share of the Common Stock so reported; or (ii) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Corporation’s Board.

“Subsidiary” shall mean any corporation at least fifty (50%) percent of whose outstanding voting stock shall at the time be owned directly or indirectly by the Acquiring Person or by one or more Subsidiaries.

“Subscription Agreement” shall mean the subscription agreement by which the initial Holders agreed to purchase the Units from the Company and the Company agreed to sell the Units to the Holders pursuant to the Offering.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the principal U.S. national securities exchange (as defined in the Exchange Act) on which the Common Stock is then listed or quoted for trading on the date in question, including, without limitation, the NASDAQ/OMX, NYSE/Euronext, BATS, or if such Common stock is not listed or quoted on any of the foregoing, then the OTCBB, OTCQB or such other over the counter market in which such Common Stock is principally traded.

“Transaction Documents” shall have the meaning set forth in the Subscription Agreement.

“Unit” means the unit consisting of one share of Series B-2 Preferred Stock and one Warrant.

“VWAP” means, means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:00 p.m. New York City time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “OTC Markets Pink Sheets” published by OTC Markets (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Corporation’s Board.

“Warrant(s)” means the warrants included in the Units being sold in the Offering.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Section 2. Designation, Amount and Par Value. The series of preferred stock created hereby shall be designated as the Corporation’s Series B-2 Senior Cumulative Convertible Preferred Stock (the “Series B-2 Preferred Stock”) and the number of shares so designated shall be Twenty Four Thousand (24,000) shares (which shall not be subject to increase without the consent of the registered holders of a Majority of the Series B-2 Preferred Stock (each a “Holder” and collectively, the “Holders”)).  Each share of Series B-2 Preferred Stock shall have a par value of $.01 per share and a Stated Value of $1,000 per share.

Section 3. Dividends.  The Holders shall be entitled to receive and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 6% per annum, payable quarterly on March 30, June 30, September 30 and December 31, beginning with March 31, 2014 and on any Conversion Date or redemption date pursuant to the terms hereunder (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (“Dividend Payment Date”).  The form of dividend payments to each Holder shall be made at the option of the Corporation in cash or shares of Common Stock which shall be valued solely for such purpose at the average of the VWAP for the ten Trading Days immediately prior to the Dividend Payment Date.

Section 4. Voting Rights.  The Holders shall have the following voting rights with respect to the Series B-2 Preferred Stock as set forth in this Section 4 and no other voting rights except as required by law:

(A)
The Holders shall be entitled to vote along with holders of Common Stock on each matter submitted to a vote of stockholders (at a meeting of stockholders or by written consent in lieu of meeting). The number of votes that each Holder of shares of Series B-2 Preferred Stock shall be entitled to cast as a result of such Holder’s ownership of Series B-2 Preferred Stock shall be equal to the number of shares of Common Stock into which the outstanding shares of Series B-2 Preferred Stock may be converted by the Holder in accordance with the provision of Section 6(a) hereof on the record date for determining those security holders of the Corporation entitled to notice of and to vote on the matter submitted to stockholders.

(B)
The consent of the Holders of at least a Majority of the Series B-2 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

(i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate of Incorporation, including this Certificate, or Bylaws of the Corporation so as to:

A.
Change any of the rights, preferences or privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1. Reduce the Dividend Rate on the Series B-2 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the Holders of Series B-2 Preferred Stock as to the payment of dividends in relation to the holders of any other Capital Stock of the Corporation;

2. Reduce the amount payable to the Holders of the Series B-2 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the Holders of the Series B-2 Preferred Stock to the rights upon Liquidation of the holders of any other Capital Stock of the Corporation;

3. Make the Series B-2 Preferred Stock redeemable at the option of the Corporation other than in accordance with the terms of this Certificate.

B.
Authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B-2 Preferred Stock or amend any provisions of any Capital Stock so as to make such Capital Stock redeemable by the Corporation except as provided on the date hereof.

Section 5. Liquidation. In the event of any Liquidation, after payment or provision for payment by the Corporation of the debts and other liabilities of the Corporation and the liquidation preference for any Senior Securities that rank senior to the Series B-2 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series B-2 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share plus accrued and unpaid dividends to and including the date full payment is tendered to the Holders with respect to such Liquidation, and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of the Series B-2 Preferred Stock into Common Stock plus accrued and unpaid dividends in accordance with the provisions of Section 6(a) hereof, in each case as of the Business Day immediately preceding the date of such Liquidation (the “Liquidation Preference”) before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series B-2 Preferred Stock) upon the Liquidation of the Corporation. In case the assets of the Corporation available for payment to the Holders are insufficient to pay the full outstanding shares of Parity Securities and Senior Securities that, with respect to distribution upon Liquidation, are pari passu with the Series B-2 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series B-2 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Corporation, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series B-2 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Corporation. Upon any Liquidation the Holders of the Series B-2 Preferred Stock shall have liquidation rights senior to the holders of the Corporation’s Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-4 Preferred Stock.

Section 6. Conversion.

(a) Conversions at Option of Holder. On or after the Share Authorization Date, each share of Series B-2 Preferred Stock shall be, convertible by the Holder thereof into a number of Conversion Shares of the Corporation equal to the Stated Value of the Series B-2 Preferred Stock to be converted divided by $0.10, as adjusted for stock splits, combinations, and reclassifications (“Preferred Conversion Price”). Holders shall effect conversions by providing the Corporation at its principal office conversion notice in the form attached hereto as Annex A (a “Notice of Conversion”) as fully and originally executed by the Holder, together with the delivery by the Holder to the Corporation of the stock certificate(s) representing the number of shares of Series B-2 Preferred Stock so converted, with such stock certificates being duly endorsed in full for transfer to the Corporation or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock. Each Notice of Conversion shall specify the number of shares of Series B-2 Preferred Stock to be converted, the number of shares of Series B-2 Preferred Stock owned prior to the conversion at issue, the number of shares of Series B-2 Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series B-2 Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to three (3) Trading Days after the date the Holder delivers such Notice of Conversion and the applicable stock certificates to the Corporation (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be three (3) Trading Days immediately following the date that such Notice of Conversion and applicable stock certificates are delivered to the Corporation.

(b) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series B-2 Preferred Stock, and the Holder shall not have the right to convert any portion of the Series B-2 Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B-2 Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted shares of Series B-2 Preferred Stock beneficially owned by the Holder or any of its affiliates, so long as such shares of Series B-2 Preferred Stock are not convertible within sixty (60) days from the date of such determination, and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Corporation (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates, so long as such other securities of the Corporation are not exercisable nor convertible within sixty (60) days from the date of such determination.  For purposes of this Section 6(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 6(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation’s most recent annual or quarterly periodic report filed with the Commission under the Exchange Act; (B) a more recent public announcement by the Corporation; or (C) any other written notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series B-2 Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was publicly reported by the Corporation.  The provisions of this Section 6(b) may be waived by the Holder upon, at the election of the Holder, not less than sixty one (61) days’ prior notice to the Corporation, and the provisions of this Section 6(b) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

(c) Mechanics of Conversion

(A)
Delivery of Certificate Upon Conversion. At all times after the Share Authorization Date, the Corporation shall deliver to the Holder, not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”): (1) a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series B-2 Preferred Stock, and (2) either (1) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash) or (2) such number of additional shares of Common Stock equal to (W) the amount of accrued and unpaid dividends divided by (X) the Preferred Conversion Price. At the option of the Holder, with such Holder’s express written consent, the Company shall deliver unregistered Common Stock after the Share Authorization Date but prior to the Effective Date of the Registration Statement.   At any time after the Effective Date of the Registration Statement, the Company shall deliver the Conversion Shares to Holder electronically to Holder’s applicable account at the Depository Trust Company.

(B)
Reservation of Shares Issuable Upon Conversion.

1. At all times after the Share Authorization Date, the Corporation covenants that it will reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series B-2 Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Subscription Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series B-2 Preferred Stock.  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

2. The Series B-2 Preferred Stock shall not be converted at any time prior to the Share Authorization Date.

(C)
Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock. The number of Conversion Shares to be issued upon conversion of the Series B-2 Preferred Stock shall be rounded up or down to the nearest whole Conversion Share.

(D)
Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of the Series B-2 Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series B-2 Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(E)
Holder of Record. Each conversion of Series B-2 Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion as provided herein shall be deemed to have become the holder or holders of record thereof.

(F)
Partial Conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Corporation shall send a new Series B-2 Preferred Stock certificate of like tenor via certified or registered mail or reputable overnight courier to such address specified by the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Series B-2 Preferred Stock which have not been converted.

(d) Conversion by the Corporation.   At any time on or after (i) the Share Authorization Date and (ii) the shares of Common Stock have traded at an average VWAP for ten (10) Trading Days at a level at least equal to 250% of the Preferred Conversion Price, the Corporation shall have the right, without the consent of or any action by or on behalf of the Holder, to cause all but not a portion of the then outstanding Series B-2 Preferred Stock, to be converted into Common Stock at the applicable Preferred Conversion Price (the “Company Conversion Right”). In the event the Corporation elects to exercise the Company Conversion Right, the Corporation shall provide each Holder of the then outstanding Series B-2 Preferred Stock with written notice of its intention to cause the conversion of the Series B-2 Preferred Stock into Common Stock, along with (i) the effective date of the Company Conversion Right, (ii) the applicable Preferred Conversion Price and (iii) the number of Conversion Shares into which the Holder’s Series B-2 Preferred Stock is to be converted (the “Company Conversion Notice”). Upon delivery to the Holder of a certificate evidencing the number of Conversion Shares set forth in the Company Conversion Notice, the Holder’s Series B-2 Preferred Stock shall be automatically cancelled and shall thereafter cease to represent any entitlement or equity interest in the Corporation. The certificates evidencing the Series B-2 Preferred Stock shall contain a legend referencing the Company Conversion Right described in this Section.

Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits.  If the Corporation, at any time while the Series B-2 Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series B-2 Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of Capital Stock of the Corporation, then the Preferred Conversion Price shall be adjusted by multiplying the then Preferred Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the event and the denominator of which shall be the number of shares of Common Stock outstanding immediately following the event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

(c) Change of Control. In case the Corporation on or after the Original Issue Date is party to any (a) acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person, or its Parent, Subsidiary, herein defined, or affiliate, (b) a sale of all or substantially all of the assets of the Corporation (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Corporation or relating to the Common Stock (including, without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Corporation’s stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or other securities (other than a reorganization or reclassification in which the Common Stock or other securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Corporation immediately prior to such transaction own the Common Stock, other securities or other voting stock of the Corporation in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as “Change in Control”), proper provision shall be made so that, at the option of the Acquiring Person and upon fifteen (15) days’ notice to the Corporation and the Holder prior to the consummation of the Change of Control, either (i) the Acquiring Person expressly agrees to assume all of the Corporation’s obligations under the Series B-2 Preferred Stock or (ii) the Holder has fifteen (15) days in which to exercise its conversion rights under the Series B-2 Preferred Stock. If Holder does not exercise its rights during such fifteen (15) day period, all rights under the Series B-2 Preferred Stock shall terminate and the Series B-2 Preferred Stock shall be deemed cancelled. The Corporation, to the extent feasible, shall provide the Holder with thirty (30) days’ notice of the consummation of any Change of Control. Subject to the foregoing, on or before the closing date under the agreement entered into with an Acquiring Person resulting in a Change in Control, the Corporation, if applicable, shall deliver to the Holder written notice that the Acquiring Person has assumed such obligations. “Acquiring Person” means, in connection with any Change in Control, (i) the continuing or surviving corporation of a consolidation or merger with the Corporation (if other than the Corporation), (ii) the transferee of all or substantially all of the properties or assets of the Corporation, (iii) the corporation consolidating with or merging into the Corporation in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group (other than Holder or any of its affiliates) acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Corporation ‘s stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Corporation, or (vi) at the Holder’s election, any Person that (A) controls the Acquiring Person directly or indirectly through one or more intermediaries, (B) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent’s Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person’s consolidated financial statements if they were prepared in accordance with U.S. GAAP and (C) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

Section 8. Redemption.

(a) Automatic Redemption.  In addition to all other rights of the Holders, in the event the Corporation, directly or through any subsidiary, does not complete the acquisition of assets from BroadvoxGo! LLC and Cypress Communications, LLC within 10 days after the Final Closing of the Offering (“Acquisition Failure”), the Corporation shall automatically redeem all but not a portion of the Holder’s shares of Series B-2 Preferred Stock at a price per share equal to the Stated Value (the “Redemption Price”), unless the Holder, at such Holder’s option, notifies the Corporation within 30 days after the Acquisition Failure that the Holder elects to receive the Units rather than the Redemption Price.

(b) Mechanics of Refusal of Redemption at Option of Holder.  Upon an Acquisition Failure and for a period 30 days thereafter, the Holder may require the Corporation to issue to the Holder all of the Holder’s Series B-2 Preferred Stock subscribed for by such Holder by delivering written notice thereof by-hand, via facsimile or overnight courier (“Notice of Refusal of Redemption”) to the Company.  The Company shall then be obligated to issue the Series B-2 Preferred Shares to the Holder within 10 business days from the date of delivery of the Notice of Refusal of Redemption.

Section 9. Miscellaneous.

(a) Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, sent by a nationally recognized overnight courier service, addressed to the Corporation, at 420 Lexington Avenue, Suite 1718, New York, NY 101070, Attn: President or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, sent by a nationally recognized overnight courier service addressed to each Holder at the address of such Holder appearing on the books of the Corporation, or if no such address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earlier of (i) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (ii) upon actual receipt by the party to whom such notice is required to be given.

(b) Lost or Mutilated Preferred Stock Certificate.  If a Holder’s Series B-2 Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B-2 Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(c) Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(d) Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A SENIOR CUMULATIVE CONVERTIBLE PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series B-2 Senior Cumulative Convertible Preferred Stock (“Series B-2 Preferred Stock”) indicated below, into shares of common stock, par value $0.01 per share (the “Common Stock”), of Fusion Telecommunications International, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion: _______________________________________________________

Number of shares of Common Stock owned prior to Conversion: _________________________

Number of shares of Series B-2 Preferred Stock to be Converted:  ________________________

Value of shares of Series B-2 Preferred Stock to be Converted:  __________________________

Number of shares of Common Stock to be Issued: _____________________________________

Certificate Number of Series B-2 Preferred Stock attached hereto:  _______________________

Number of Shares of Series B-2 Preferred Stock represented by attached certificate: _________

Number of shares of Series B-2 Preferred Stock subsequent to Conversion: _________________

[HOLDER]

By: __________________________________
Name:
Title: